UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2014 (June 30, 2014)

Orchid Island Capital, Inc.
(Exact name of Registrant as specified in its charter)
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Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 3296
(Address of principal executive offices) (Zip code)

(772) 231-1400
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Orchid Island Capital, Inc. (“Orchid”) and Bimini Advisors, LLC (the “Advisor”), a wholly-owned subsidiary of Bimini Capital Management, Inc., entered into a Second Amendment, effective as of June 30, 2014 (the “Amendment”), to the Management Agreement between Orchid and the Advisor, dated February 20, 2013 (the “Agreement”).  The Agreement was previously amended on April 1, 2014.

Pursuant to the Agreement, the Advisor administers the business activities and day-to-day operations of Orchid.  In consideration for such services, the Advisor is entitled to receive certain management fees as well as reimbursement of certain costs and expenses commencing on the calendar quarter that begins July 1, 2014.  Section 7(c)(iv) of the Agreement provides that Orchid will reimburse the Manager for Orchid's allocable share of the compensation of its Chief Financial Officer, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, based on the percentage of time spent on Orchid's affairs.

Pursuant to the Amendment, the Advisor and Orchid have agreed that Orchid will not be obligated to reimburse the Advisor for the bonus of the Chief Financial Officer.  No other aspects of the Agreement, including the additional expenses reimbursable by Orchid to the Advisor pursuant to Section 7 of the Agreement, are impacted by the Amendment.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
10.1	Second Amendment to Management Agreement between Orchid Island Capital, Inc. and Bimini Advisors, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID ISLAND CAPITAL, INC.
Date: July 3, 2014	By: /s/ Robert E. Cauley Name: Robert E. Cauley Title: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Management Agreement between Orchid Island Capital, Inc. and Bimini Advisors, LLC.